EXHIBIT 99.1



RICK'S CABARET INTERNATIONAL, INC. RESPONDS TO PRESS REPORT


HOUSTON - (March 26, 2006) - RICK'S CABARET INTERNATIONAL, INC. (NASDAQ: RICK) said today that it is not a part of and has no knowledge of any investigation by the U.S. Attorney's office in Brooklyn into alleged manipulation by organized-crime families of the stocks of more than a dozen companies, including its own.

ERIC LANGAN, PRESIDENT AND CEO OF RICK'S CABARET posted a Letter to Shareholders on the company's website over the weekend, as follows:

"On Thursday the Dow Jones News Service, The Wall Street Journal and New York Post carried stories about an indictment of some organized crime figures over an alleged stock manipulation scheme. The Post story seems to say that this alleged scheme took place in the late 1990s and 2000, but none of the stories made clear when it purportedly occurred. According to the Journal, one of the stocks mentioned in the indictment as having been manipulated was Rick's Cabaret. We know nothing about these allegations and have had no contact with the Department of Justice or anyone else on this matter.

"After the close of market on Friday, the Associated Press carried a story that tried to link our Friday stock performance to the federal indictment. An initial AP story stated, falsely, that we were somehow a part of the investigation, implied that the alleged activities were recent and stated that the indictment was the reason for a pricing pullback on Friday. We immediately called AP to protest and issued a statement to the wire service as follows: 'We have never heard of any of the people named in this reported Justice Department indictment, we have no relationship with any of them, and we know nothing about these allegations. The first we ever heard of these charges was when we read about them in The Wall Street Journal. Our stock trades in an orderly and transparent fashion and has done so for many years.'

"The AP issued a new story that carried my statement and also pointed out that we 'were not accused of any wrongdoing.' However, the AP included a wild, unsubstantiated headline that said our shares had 'fallen on manipulation scheme.' The AP seems to have violated the most fundamental principle of good journalism - be accurate and get a source for your story before you publish it. The sensationalist headline is absolutely false and obviously AP had no source, or else the story would have cited it.

"Our stock was down 45 cents at the close on Friday from a close of $6.20 the day before. My own belief is that the pullback in our share price on Friday was a natural market phenomenon following the rise this past week. At Friday's close, our shares were up 5.9% on the week and we are up 50% since the start of the year. There could be any number of reasons why our shares have been rising, but I believe that the market is recognizing that our steadily improving financial performance makes us a good investment. "

ABOUT  RICK'S  CABARET
Rick's  Cabaret  International,  Inc.  (NASDAQ:  RICK,  www.ricks.com)  operates
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upscale  adult  nightclubs  serving primarily businessmen and professionals that offer live adult entertainment, restaurant and bar operations. The company owns, operates or licenses adult nightclubs in New York City, New Orleans, Houston, Minneapolis and other cities under the names "Rick's Cabaret," "XTC," "Club Onyx" and "Hummers." No sexual contact is permitted at any of these locations. Rick's Cabaret also owns the adult Internet membership Web site, www.couplestouch.com, and a network of nine online auction sites for adult
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products under the flagship URL www.naughtybids.com. Rick's Cabaret common stock
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is  traded  on  the  NASDAQ  SmallCap market under the symbol RICK.  For further information  contact  ir@ricks.com.
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FORWARD-LOOKING  STATEMENTS:

This document contains forward-looking statements that involve a number of risks and uncertainties that could cause the company's actual results to differ materially from those indicated in this document, including the risks and uncertainties associated with operating and managing an adult business, the business climates in New York City and elsewhere, the success or lack thereof in launching and building the company's businesses in New York City and elsewhere, risks and uncertainties related to the operational and financial results of our Web sites, conditions relevant to real estate transactions, and numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. Rick's has no obligation to update or revise the forward-looking statements to reflect the occurrence of future
events  or  circumstances.     For  further  information  go  to  www.ricks.com.
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CONTACT  FOR  FURTHER INFORMATION:     ALLAN PRIAULX, 212-338-0050, IR@RICKS.COM
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